ALLIANCE DATA SYSTEMS CORPORATION

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

(Effective June 5, 2006)

ALLIANCE DATA SYSTEMS CORPORATION

NON-EMPLOYEE DIRECTOR DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

ARTICLE I.	PREAMBLE

ARTICLE II.	DEFINITIONS

ARTICLE III.	ELIGIBILITY

ARTICLE IV.	CONTRIBUTIONS

ARTICLE V.	VESTING

ARTICLE VI.	FUNDING AND INVESTMENT

ARTICLE VII.	DISTRIBUTION OF BENEFITS

ARTICLE VIII.	AMENDMENT AND TERMINATION

ARTICLE IX.	ADMINISTRATION

ARTICLE X.	MISCELLANEOUS

ARTICLE I. PREAMBLE

The Alliance Data Systems Corporation Non-employee Director Deferred Compensation Plan has been established to allow non-employee directors to defer a portion of their annual and meeting compensation payable for their services on the Board of Directors (the “Board”) of Alliance Data Systems Corporation (“ADSC”), effective as of June 5, 2006. The Plan is unfunded for tax purposes and is not subject to the Employee Retirement Income Security Act of 1974, as amended.

ARTICLE II. DEFINITIONS

Section 2.1 Account means the account maintained on the books of ADSC for the purpose of accounting for Contributions, if any, allocated to a Participant. Each Account shall be a bookkeeping entry only and shall be used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated beneficiary, pursuant to the Plan.

Section 2.2 ADSC means Alliance Data Systems Corporation.

Section 2.3 Change of Control means one of the following events: (i) the merger, consolidation or other reorganization of ADSC in which its outstanding common stock, $0.01 par value, is converted into or exchanged for a different class of securities of ADSC, a class of securities of any other issuer (except a direct or indirect wholly owned subsidiary of ADSC), cash, or other property, (ii) the sale, lease or exchange of all or substantially all of the assets of ADSC to any other corporation or entity (except a direct or indirect wholly owned subsidiary of ADSC), (iii) the adoption by the stockholders of ADSC of a plan of liquidation and dissolution, (iv) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person or entity other than (x) Welsh Carson Anderson & Stowe partnerships and partners or (y) Limited Brands, Inc. and its affiliates, including without limitation a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (whether or not such Act is then applicable to ADSC), of beneficial ownership, as contemplated by such section, of more than twenty percent (20%) (based on voting power) of ADSC’s outstanding capital stock and such person, entity or group either has, or either publicly or by written notice to ADSC states an intention to seek, a representative member on the Board, (v) the acquisition (other than any acquisition pursuant to any other clause of this definition) by any person, entity or group other than (x) Welsh Carson Anderson & Stowe partnerships and partners or (y) Limited Brands, Inc. and its affiliates, of beneficial ownership of more than thirty percent (30%) (based on voting power) of ADSC’s outstanding capital stock, or (vi) as a result of or in connection with a contested election of directors, the persons who were the directors of ADSC before such election shall cease to constitute a majority of the Board.

Section 2.4 Code means the Internal Revenue Code of 1986, as amended.

Section 2.5 Code Section 409A means Section 409A of the Code and any guidance or proposed or final regulations issued thereunder.

Section 2.6 Committee means the committee appointed pursuant to Section 9.1 to administer the Plan.

Section 2.7 Contributions means contributions directed by a Participant to the Plan pursuant to Section 4.1.

Section 2.8 Eligible Compensation means cash payments that are made with respect to annual service on the Board and cash payments made with respect to meeting attendance. Excluded from Eligible Compensation are stock option earnings, restricted stock or other equity-based compensation.

Section 2.9 Employer means with ADSC and any other entity affiliated ADSC that has adopted the Plan with the approval of the Committee.

Section 2.10 Non-employee Director means any member of the Board who is not currently an employee of ADSC or any other entity affiliated with ADSC and who is entitled to receive Eligible Compensation.

Section 2.11 Participant means any Non-employee Director who has elected to participate in the Plan.

Section 2.12 Plan means this Alliance Data Systems Corporation Non-employee Director Deferred Compensation Plan.

ARTICLE III. ELIGIBILITY

Section 3.1 Eligibility. Any Non-employee Director is eligible to participate in the Plan. Further, any individual who has been nominated to serve as a Non-employee Director but who has not yet been appointed or elected is eligible to participate on the date on which he or she is nominated provided that such individual is later appointed or directed.

Section 3.2 Enrollment Procedure. To be eligible to make Contributions, a Non-employee Director must complete and file the Enrollment Form approved by the Committee prior to the beginning of the calendar year in which the Participant performs the services for which the election is to be effective. Notwithstanding the foregoing, to defer any compensation payable on or after June 6, 2006 through December 31, 2006, to a Non-employee Director who is expected to serve or continue to serve on the Board from June 6, 2006 through December 31, 2006, the Non-employee Director must make a deferral election no later than June 5, 2006. Further, with respect to any individual who is not serving on the Board on June 6, 2006, but who is expected to be elected or appointed to the Board after such date, such individual must make an election no later than 30 days after the date on which he or she has been nominated to the Board but in no event later than the date on which he or she is elected or appointed to the Board.

ARTICLE IV. CONTRIBUTIONS

Section 4.1 Contributions. At the time of enrollment, a Participant may direct ADSC to withhold a percentage of his or her Eligible Compensation. The percentage selected may be any whole number percentage up to fifty (50).

Section 4.2 Crediting Contributions. The amount of Eligible Compensation that a Participant elects to defer pursuant to Section 4.1 shall be credited to the Participant’s Account as of the date such Compensation would otherwise become payable to the Participant.

ARTICLE V. VESTING

Participants are always 100% vested in their Contributions and the related earnings.

ARTICLE VI.	FUNDING AND INVESTMENT

Section 6.1 Unfunded Plan. No Contributions shall be set aside in a trust or otherwise funded. Any assets of ADSC available to pay Plan benefits shall be subject to the claims of its general unsecured creditors and may be used by ADSC in its sole discretion for any purpose. Any payments made to Participants under the Plan will be made from the general assets of ADSC.

Section 6.2 Change of Control. Notwithstanding the foregoing, in the event of a Change of Control, ADSC will establish the type of trust known as a “rabbi trust,” to which will be contributed sufficient assets to fully fund all Accounts. All assets in the rabbi trust will remain subject to the claims of ADSC’s creditors, and a Participant will continue to have the status of an unsecured creditor with respect to ADSC’s obligation to make benefit payments.

Section 6.3 Investment of Accounts. Contributions shall be credited with interest at a rate established by, and adjusted periodically at the sole discretion of the Committee. The Committee may, in its sole discretion, direct that ADSC invest the amount credited to an Account, in whole or in part, in such property (real, personal, tangible or intangible), as the Committee may select (collectively the “Investments”), or may direct that ADSC retain the amount credited as cash to be added to its general assets. ADSC shall be the sole owner and beneficiary of all Investments, and all contracts and other evidences of the Investments shall be registered in the name of ADSC.

ARTICLE VII. DISTRIBUTION OF BENEFITS

Section 7.1 In-Service Distributions. A Participant who is actively serving on the Board generally may not withdraw or otherwise access any amounts credited to an Account. However, at the time a Participant elects to make Contributions, a Participant may elect to have all contributions made pursuant to that election for that year distributed as of January 1 of any subsequent year, subject however, to any restriction imposed under Code Section 409A. The distribution shall be made within 60 days of the specified date or, if earlier, the date required under Section 7.2. Furthermore, amounts may be withdrawn in the event of an “unforeseeable emergency,” within the meaning of Code Section 409A(a)(2)(B)(ii). Any such early withdrawal must be approved by the Committee and may not exceed the amount necessary to meet the emergency, taking into account other assets available to the Participant, as well as any taxes incurred as a result of the distribution. If the Committee or its delegate approves a distribution on this basis, the distribution shall be made as soon as practicable thereafter; and the Participant’s right to make Contributions shall be suspended until the first day of the following year.

Section 7.2 Other Distributions. If a Participant has a “separation from service,” within the meaning of Code Section 409A(a)(2)(A)(i) or becomes “disabled,” within the meaning of Code Section 409A(a)(2)(C), the value of the Participant’s Account, and any accrued interest thereon, will be distributed. All benefits will be paid in one (1) lump-sum payment, subject to any applicable tax withholding.

Section 7.3 Death Benefits. Any undistributed amount credited to a Participant’s Account on the date he or she dies shall be distributed in one lump sum to the Participant’s designated beneficiary. If the Committee determines there is no valid beneficiary designation on file, or cannot locate the designated beneficiary, benefits will be paid to the Participant’s estate.

Section 7.4 Withholding. If ADSC believes it is required to withhold and pay over any taxes or other amounts from a Participant’s Eligible Compensation pursuant to any state, federal, or local law, such amounts shall, to the extent possible, be withheld from the Participant’s Eligible Compensation before such amounts are credited under the Plan. Any additional withholding amount required shall be paid by the Participant to ADSC as a condition to the crediting of any contributions to the Participant’s Account. ADSC shall withhold any required state, federal, or local taxes or other amounts from any benefits payable to a Participant or beneficiary.

ARTICLE VIII. AMENDMENT AND TERMINATION

Section 8.1 Amendment. ADSC may at any time amend, suspend, or reinstate any or all of the provisions of the Plan, except that no such amendment, suspension, or reinstatement may adversely affect the vested portion of any Participant’s Account as it existed as of the effective date of such amendment, suspension, or reinstatement, without such Participant’s prior written consent, unless the Committee determines, in its sole discretion, that the amendment is needed to preserve favorable tax treatment. Written notice of any amendment or other action with respect to the Plan shall be given to each Participant.

Section 8.2 Termination. ADSC, in its sole discretion, may terminate this Plan at any time and for any reason whatsoever. Upon termination of the Plan, the Committee shall cause to be distributed to each Participant the entire value of his or her Account as soon as the distribution may be made without adverse tax consequences. The Committee shall take such actions as it deems appropriate, in its sole discretion, to administer any Accounts existing prior to such termination distributions.

ARTICLE IX. ADMINISTRATION

Section 9.1 Committee. The Committee shall administer the Plan. The members of the Committee shall be the same individuals who administer the Alliance Data Systems Corporation Executive Deferred Compensation Plan. The Committee has complete and absolute authority to interpret any provision of the Plan and, in its sole discretion, decide all questions and issues arising under the Plan including, without limitation, questions of fact, eligibility to participate in the Plan, and the amount of benefits, if any, due under the Plan. Decisions of the Committee are final and binding upon all parties. Additional information about the Plan is available by contacting:

Executive Deferred Compensation Plan Committee

c/o Executive Vice President of Human Resources

Alliance Data Systems Corporation

17655 Waterview Parkway

Dallas, TX 75252

Section 9.2 Claims Procedure. In the event a Participant or beneficiary has a dispute concerning his or her benefit, the claim for the benefit shall first be submitted in writing to the Executive Vice President of Human Resources, of ADSC. In the event that the Executive Vice President of Human Resources, does not provide a response satisfactory to the Participant within ninety (90) days after receipt of the claim, the Participant or named beneficiary may submit the claim in writing, within sixty (60) days thereafter to the Committee, whose decision regarding the claim shall be final and binding on each Participant or person claiming under the Plan. The claimant shall be notified of the Committee’s decision within sixty (60) days, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered within a reasonable period of time, but not later than one hundred twenty (120) days after receipt of a request for review. The Committee’s decision shall be final and binding.

Section 9.3 Participant Statements. A summary of the status of each Participant’s Account reflecting Contributions and accrued interest will be prepared and distributed annually.

ARTICLE X. MISCELLANEOUS

Section 10.1 Not a Contract of Employment. This Plan shall not be deemed to constitute a contract of employment or other service between ADSC and any Participant. Nothing herein contained shall be deemed to give any Non-employee Director or other person, whether or not in the employ or service of ADSC any right to be retained in the employ or service of ADSC, or to serve on its Board, nor to interfere with the right of ADSC and its stockholders to discontinue the service of any Non-employee Director by any means permissible under ADSC’s bylaws.

Section 10.2 Non-Assignability. Except as may otherwise be required by law, no distribution or payment under the Plan to any Participant, named beneficiary, heirs and successors shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary; and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void. Nor shall any such distribution or payment be in any way subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such distribution or payment. If any Participant, named beneficiary, heir, or successor is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge any such distribution or payment, voluntarily or involuntarily, the Committee, in its discretion, may cancel such distribution or payment or may hold or cause to be held or applied such distribution or payment, or any part thereof, to or for the benefit of such Participant, named beneficiary, heir or successor in such manner as the Committee shall direct.

Section 10.3 Savings Clause. If any provision of this instrument is finally held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

Section 10.4 Governing Law. The provisions of the Plan shall be construed, administered and governed under applicable Federal law and the laws of the State of Delaware.

Section 10.5 Section 409A Compliance. To the extent applicable, it is intended that this Plan comply with the requirements of Section 409A and any related regulations or other guidance promulgated with respect to that section by the U.S. Department of the Treasury or the Internal Revenue Service. Any provision that would cause the Plan to fail to satisfy Code Section 409A will have no force or effect until amended to comply with Code Section 409A, which amendment may be retroactive to the extent permitted by Code Section 409A.

This Plan is hereby adopted and effective this 5th day of June 2006.

ALLIANCE DATA SYSTEMS CORPORATION

/S/ TRANSIENT TAYLOR
By: Transient Taylor
Title: Executive Vice President of Human Resources